Exhibit 10.1

AMPLIPHI BIOSCIENCES CORPORATION

INTERIM CHIEF OPERATING OFFICER AGREEMENT

This Interim Chief Operating Officer Agreement (“Agreement”) is entered into by and between AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”) and Wendy S. Johnson (“Consultant”), on September 18, 2014, and shall be deemed to be effective as of September 1, 2014. The Company desires to retain Consultant as an independent contractor to perform services for the Company on an interim basis, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.           Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.           Confidentiality.

(a)           Definition. “Confidential Information” means any and all information and materials, in whatever form, tangible or intangible, whether disclosed to or learned or developed by Consultant before or after the execution of this Agreement, whether or not marked or identified as confidential or proprietary, pertaining in any manner to the business of or used by the Company and its affiliates, or pertaining in any manner to any person or entity to whom the Company owes a duty of confidentiality. Confidential Information includes, but is not limited to, the following types of information and materials: (i) trade secrets, inventions, ideas, processes, formulas, algorithms, pre-clinical and clinical data, formulations, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (ii) information regarding plans for research, development, new products, marketing and selling, business plans, business methods, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; (iii) sensitive personnel information including the skills and compensation of other employees of the Company; and (iv) any other information or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company. Consultant understands that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Consultant further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved.

(b)           Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party except as reasonably required to perform the Services and under appropriate confidentiality agreements. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

(c)           Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(d)           Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

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(e)           Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

3.           Ownership.

(a)           Assignment. Consultant agrees that all inventions (whether or not patentable), copyrightable material, notes, records, drawings, designs, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

(b)           Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

(c)           Pre-Existing Materials. Attached as Exhibit B is a list describing with particularity all inventions, improvements, developments, concepts, discoveries or other proprietary information which were (i) made by Consultant prior to becoming a Consultant to the Company and (ii) could reasonably be deemed to be in or related to the business of the Company (collectively referred to as “Prior Inventions”), which belong solely to Consultant or belong to Consultant jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Consultant represents that there are no such Prior Inventions. Subject to Section 3(a), Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any Prior Invention owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such Prior Invention into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

(d)           Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

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4.           Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant’s violation of this Section 4(a) will be considered a breach of a material provision of this Agreement under Section 6(b).

5.           Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress.

6.           Term and Termination.

(a)         Term. The term of this Agreement will begin on the date of this Agreement and will continue until the earliest of (i) December 31, 2014, (ii) such time as the Company hires a new Chief Executive Officer or (iii) termination as provided in Section 6(b). The term of this Agreement may be extended upon mutual written agreement of the parties.

(b)         Termination. Either party may terminate this Agreement upon giving the other party 30 days’ prior written notice of such termination pursuant to Section 9(e) of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

(c)         Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(i)           The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(ii)           Section 2 (Confidentiality), Section 3 (Ownership), Section 7 (Independent Contractor; Benefits) and Section 9 (Miscellaneous) will survive termination of this Agreement.

7.           Independent Contractor; Benefits.

(a)         Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an employee of the Company. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

(b)         Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.           Indemnification Agreement. The Company and Consultant acknowledge that the Company and Consultant have entered into that certain Indemnification Agreement, dated June 1, 2014 (the “Indemnification Agreement”), and that nothing herein is intended to limit or modify the parties’ rights or obligations under the Indemnification Agreement.

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9.           Miscellaneous.

(a)           Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to conflicts of law rules.

(b)           Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. The Company may assign (i) this Agreement to a Company affiliate or (ii) this Agreement in the event of a merger, acquisition or sale of all or substantially all of the assets of the Company. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

(c)           Entire Agreement. This Agreement and the Indemnification Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written and oral agreements between the parties regarding the subject matter hereof and thereof.

(d)           Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

(e)           Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section 9(e).

(i)	If to the Company, to:

4870 Sadler Road, Suite 300

Glen Allen, VA 23060

Attention: Chief Executive Officer

(ii)          If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

(f)           Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

(g)           Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

(h)           Amendments. This Agreement may be amended or waived only upon written consent of the Consultant and the Company.

(i)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Interim Chief Operating Officer Agreement as of the date first written above.

CONSULTANT		AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ Wendy S. Johnson	By:	/s/ Jeremy Laurence Curnock Cook

Name:	Wendy S. Johnson	Name:	Jeremy Laurence Curnock Cook

		Title:	Interim CEO

Address for Notice:

5350 Renaissance Avenue

San Diego CA 92122

Signature Page to Interim Chief Operating Officer Agreement

EXHIBIT A

SERVICES AND COMPENSATION

1.           Services. Consultant shall serve as the interim Chief Operating Officer of the Company and shall perform the duties, and have the responsibilities, that are customary for persons serving in such office. Consultant will report to the Interim Chief Executive Officer of the Company.

2.           Compensation.

A.           The Company will compensate Consultant at a rate of $20,000 per month, payable on the last business day of each month, during the term of this Agreement.

B.           The Company will reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of her duties, consistent with the Company’s reimbursement policies. Consultant will provide receipts to the Company documenting such expenses.

3.           Other Engagements. Consultant may accept other consulting assignments, and engage in other business activities, so long as they do not interfere with her obligations under this Agreement.

EXHIBIT B

LIST OF PRIOR INVENTIONS EXCLUDED UNDER SECTION 3(C)

Title	Date	Identifying Number or Brief Description

☒ No inventions or improvements

☐ Additional Sheets Attached

Signature of Consultant:	/s/ Wendy Johnson

Print Name of Consultant:	Wendy Johnson

Date:	September 17, 2014